UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2006

PS BUSINESS PARKS, INC.
        (Exact name of registrant as specified in its charter)

California	1-10709	95-4300881
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer Identification
of Incorporation)	Number)	Number)

701 Western Avenue, Glendale, California 91201-2397
        (Address of principal executive offices ) (Zip Code)

        Registrant’s telephone number, including area code: (818) 244-8080

N/A
        (Former name or former address, if changed since last report)

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition and Exhibits

On October 30, 2006, the Company reported results for the third quarter ended September 30, 2006. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

      (c) Exhibits

       The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

      99.1 Press release dated October 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: October 30, 2006

By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 October 30, 2006
Contact:            Mr. Edward A. Stokx
                           (818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Third Quarter Ended September 30, 2006

GLENDALE, California — PS Business Parks, Inc. (AMEX:PSB) reported operating results for the three and nine months ended September 30, 2006.

Net income allocable to common shareholders for the three months ended September 30, 2006 was $3.5 million or $0.16 per diluted share on revenues of $61.8 million compared to $14.3 million or $0.65 per diluted share on revenues of $54.8 million for the same period in 2005. Net income allocable to common shareholders for the nine months ended September 30, 2006 was $12.9 million or $0.60 per diluted share on revenues of $180.1 million compared to $27.4 million or $1.24 per diluted share on revenues of $164.2 million for the same period in 2005.

Revenues increased $7.0 million for the three months ended September 30, 2006 primarily as a result of $4.7 million from acquired properties and $2.4 million from improved occupancy and rental rates within the Company’s existing portfolio. Net income allocable to common shareholders for the three months ended September 30, 2006 decreased over the same period of 2005 by $10.8 million or $0.49 per diluted share primarily as a result of a decrease of $10.4 million in income from discontinued operations.

Revenues increased $15.8 million for the nine months ended September 30, 2006 primarily as a result of $9.9 million from acquired properties and $5.9 million from improved occupancy and rental rates within the Company’s existing portfolio. Net income allocable to common shareholders for the nine months ended September 30, 2006 decreased from the same period of 2005 by $14.4 million or $0.64 per diluted share primarily as a result of a decrease of $12.9 million in income from discontinued operations and an increase of $2.7 million in non-cash distributions associated with preferred equity redemptions.

Supplemental Measures

Funds from operations (“FFO”) allocable to common shareholders and unit holders for the three months ended September 30, 2006 and 2005 were $26.8 million, or $0.93 per diluted share, and $25.8 million, or $0.88 per diluted share, respectively. FFO allocable to common shareholders and unit holders for the nine months ended September 30, 2006 was $78.8 million, or $2.72 per diluted share, compared to $77.4 million, or $2.64 per diluted share, for the same period in 2005. The increase in FFO for the three months ended September 30, 2006 over the same period of 2005 was primarily due to net operating income from acquired properties partially offset by an increase in non-cash distributions associated with preferred equity redemptions. The increase in FFO for the nine months ended September 30, 2006 over the same period of 2005 was primarily due to net operating income from acquired properties and a payment received from a former tenant in connection with a bankruptcy settlement of $1.8 million partially offset by an increase in non-cash distributions associated with preferred equity redemptions. Gains from the disposition of real estate are excluded from the computation of FFO.

The following table summarizes the impact of the implementation of the SEC’s clarification of EITF Topic D-42 on the Company’s FFO per common shareholders and unit holders for the three and nine months ended September 30, 2006 and 2005:

                                                  For the Three Months Ended      For the Nine Months Ended
                                                         September 30,                  September 30,
                                                 ------------------------------  ----------------------------
                                                       2006           2005            2006          2005
                                                 -------------- ---------------  ------------- --------------
FFO per common share, before adjustments.....     $    0.98      $    0.88        $   2.82      $   2.65
Application of EITF Topic D-42...............         (0.05)            --           (0.10)        (0.01)
                                                 -------------- ---------------  ------------- --------------
FFO per common share, as reported............     $    0.93      $    0.88        $   2.72      $   2.64
                                                 ============== =============== ============== ==============                                                 ==============================  ============================

Property Operations

In order to evaluate the performance of the Company’s overall portfolio over two comparable periods, management analyzes the operating performance of a consistent group of properties owned and operated throughout both periods (herein referred to as “Same Park”). Operating properties that the Company acquired subsequent to January 1, 2005 are referred to as “Other Facilities.” For the three and nine months ended September 30, 2006 and 2005, the Same Park portfolio constitutes 17.3 million net rentable square feet, which includes all assets included in continuing operations the Company owned and operated from January 1, 2005 through September 30, 2006. As of September 30, 2006, the Same Park portfolio represents approximately 95% of the total square footage of the Company’s portfolio.

The Company’s property operations account for substantially all of the net operating income earned by the Company. The following table presents the operating results of the Company’s properties for the three and nine months ended September 30, 2006 in addition to other income and expense items affecting income from continuing operations (unaudited, in thousands, except per square foot amounts):

                                                             For the Three Months Ended           For the Nine Months Ended
                                                                  September 30,                          September 30,
                                                          -------------------------------   -------------------------------------
                                                            2006       2005       Change        2006          2005        Change
                                                          ---------- ----------  --------   ------------- ------------  ---------
Rental income:
  Same Park (17.3 million net rentable square feet (1)...  $ 57,041  $ 54,654      4.4%      $ 169,700    $ 163,806       3.6%
  Other Facilities (960,000 net rentable square feet (2).     4,654         -    100.0%          9,908            -     100.0%
                                                          ---------- ----------  --------   ------------- ------------  ---------
Total rental income......................................    61,695    54,654     12.9%        179,608      163,806       9.6%
                                                          ---------- ----------             ------------- ------------
Cost of operations:
  Same Park..............................................    17,608    16,182      8.8%         52,181       48,675       7.2%
  Other Facilities.......................................     1,605         -    100.0%          3,173            -     100.0%
Total cost of operations.................................    19,213    16,182     18.7%         55,354       48,675      13.7%
                                                          ---------- ----------             ------------- ------------
Net operating income (3):
  Same Park..............................................    39,433    38,472      2.5%        117,519      115,131       2.1%
  Other Facilities.......................................     3,049         -    100.0%          6,735            -     100.0%
Total net operating income...............................    42,482    38,472     10.4%        124,254      115,131       7.9%
                                                          ---------- ----------             ------------- ------------
Other income and expenses:
  Facility management fees...............................       147       145      1.4%            442          434       1.8%
  Interest and other income..............................     1,884     1,400     34.6%          5,457        2,780      96.3%
  Interest expense.......................................      (628)     (304)   106.6%         (1,658)        (866)     91.5%
  Depreciation and amortization..........................   (22,184)  (19,291)    15.0%        (63,720)     (56,203)     13.4%
  General and administrative.............................    (1,742)   (1,499)    16.2%         (5,264)      (4,263)     23.5%
                                                          ---------- ----------             ------------- ------------
Income from continuing operations before
   minority interest.....................................  $ 19,959  $ 18,923      5.5%      $ 59,511     $  57,013       4.4%
                                                          ========== ==========             ============= ============
Same Park gross margin (4)...............................     69.1%     70.4%     (1.8%)        69.3%          70.3%     (1.4%)
Same Park weighted average for the period:
  Occupancy..............................................     94.1%     92.5%       1.7%        93.3%          92.0%      1.4%
  Annualized realized rent per square foot (5)...........  $ 14.10   $ 13.69        3.0%     $ 14.06      $   13.75       2.3%

(1) See above for a definition of Same Park.

(2) Represents operating properties owned by the Company as of September 30, 2006 that are not included in Same Park.

(3) Net operating income ("NOI") is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company's calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles ("GAAP").

(4) Same Park gross margin is computed by dividing NOI by rental income.

(5) Same Park realized rent per square foot  represents the annualized  revenues  earned per occupied  square foot.
    Excluding the bankruptcy  settlement of $1.8 million,  Same Park realized rent per square foot would have been
    $13.91 for the nine months ended September 30, 2006.

Financial Condition

The following are key financial ratios with respect to the Company's  leverage at and for the three months ended
September 30, 2006.

     Ratio of FFO to fixed charges (1)..............................................    68.1x
     Ratio of FFO to fixed charges and preferred distributions (1)..................     2.9x
     Debt and preferred equity to total market capitalization (based on common stock
      price of $60.30 at September 30, 2006)........................................    30.3%
     Available under line of credit at September 30, 2006...........................  $100.0 million

(1).Fixed charges include interest expense of $628,000.

Property Acquisitions

On October 27, 2006, the Company acquired a 66,500 square foot multi-tenant industrial and flex park in San Jose, California, for $8.4 million. The park, which consists of three single-story buildings, was 87.9% leased with 28 tenants at the time of acquisition.

Stock Repurchase Program

The Company’s Board of Directors has authorized the repurchase, from time to time, of up to 4.5 million shares of the Company’s common stock on the open market or in privately negotiated transactions. Since inception of the program through September 30, 2006, the Company has repurchased an aggregate of 3.3 million shares of common stock at an aggregate cost of approximately $102.6 million (average cost of $31.18 per share). During the nine months ended September 30, 2006, the Company repurchased 309,100 shares of common stock at a cost of approximately $16.1 million. During the nine months ended September 30, 2005, the Company repurchased 123,100 shares of common stock at a cost of approximately $5.4 million.

Distributions Declared

The Board of Directors declared a quarterly dividend of $0.29 per common share on October 30, 2006. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock, listed below. Distributions are payable December 29, 2006 to shareholders of record on December 14, 2006.

                      Series               Dividend Rate       Dividend Declared
                      --------             -------------       -----------------
                      Series F                   8.750%          $  0.546875
                      Series H                   7.000%          $  0.437500
                      Series I                   6.875%          $  0.429688
                      Series K                   7.950%          $  0.496875
                      Series L                   7.600%          $  0.475000
                      Series M                   7.200%          $  0.450000
                      Series O                   7.375%          $  0.460938

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of September 30, 2006, PSB wholly owned approximately 18.2 million net rentable square feet of commercial space with approximately 3,500 customers located in eight states, concentrated in California (5.5 million sq. ft.), Texas (2.8 million sq. ft.), Florida (3.2 million sq. ft.), Oregon (1.3 million sq. ft.), Virginia (2.9 million sq. ft.), Maryland (1.8 million sq. ft.) and Arizona (0.7 million sq. ft.).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the third quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.

A conference call is scheduled for Tuesday, October 31, 2006, at 10:00 a.m. (PST) to discuss the third quarter results. The toll free number is 1-800-399-4409; the conference ID is 7236974. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through November 7, 2006 at 1-800-642-1687. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

                                              PS BUSINESS PARKS, INC.
                                              SELECTED FINANCIAL DATA
                                             (Unaudited, in thousands)

                                                      At September 30, 2006         At December 31, 2005
                                                    ---------------------------  ---------------------------
Balance Sheet Data:
    Cash and cash equivalents...................     $                92,800      $         200,447
    Properties held for disposition, net........     $                    --      $           5,366
    Real estate facilities, before accumulated
      depreciation..............................     $             1,725,283      $       1,573,123
    Total assets................................     $             1,442,588      $       1,463,678
    Total debt..................................     $                43,267      $          25,893
    Minority interest - common units............     $               165,694      $         169,451
    Minority interest - preferred units.........     $                82,750      $         135,750
    Perpetual preferred stock...................     $               622,500      $         593,350
    Common shareholders' equity.................     $               483,020      $         500,108

    Total common shares outstanding at period
    end.........................................                      21,296                       21,561
                                                    =========================== ============================

    Total common  shares  outstanding  at period
      end, assuming  conversion of all Operating
      Partnership units into common stock.......                      28,601                       28,866
                                                    =========================== ============================

                                              PS BUSINESS PARKS, INC.
                                         CONSOLIDATED STATEMENTS OF INCOME
                                 (Unaudited, in thousands, except per share data)

                                                              For the Three Months         For the Nine Months
                                                               Ended September 30,         Ended September 30,
                                                          ---------------------------   --------------------------
                                                              2006           2005          2006           2005
                                                          -------------  ------------   ------------ -------------
Revenues:
  Rental income.........................................   $   61,695     $   54,654    $  179,608     $  163,806
  Facility management fees..............................          147            145           442            434
                                                          -------------  ------------   ------------ -------------
  Total operating revenues..............................       61,842         54,799       180,050        164,240
                                                          -------------  ------------   ------------ -------------
Expenses:
  Cost of operations....................................       19,213         16,182        55,354         48,675
  Depreciation and amortization.........................       22,184         19,291        63,720         56,203
  General and administrative............................        1,742          1,499         5,264          4,263
                                                          -------------  ------------   ------------ -------------
  Total operating expenses..............................       43,139         36,972       124,338        109,141
                                                          -------------  ------------   ------------ -------------
Other income and expenses:
  Interest and other income.............................        1,884          1,400         5,457          2,780
  Interest expense......................................         (628)          (304)       (1,658)          (866)
                                                          -------------  ------------   ------------ -------------
  Total other income and expenses.......................        1,256          1,096         3,799          1,914
                                                          -------------  ------------   ------------ -------------
Income from continuing operations before minority
  interests.............................................       19,959         18,923        59,511         57,013
                                                          -------------  ------------   ------------ -------------
Minority interests in continuing operations:
  Minority interest in income-- preferred units.........
    Distributions to preferred unit holders.............       (2,672)        (2,460)       (8,234)        (7,842)
    Redemption of preferred operating partnership units.       (1,366)            --        (1,366)          (301)
  Minority interest in income-- common units............       (1,185)        (1,321)       (3,850)        (4,302)
                                                          -------------  ------------   ------------ -------------
Total minority interests in continuing operations.......       (5,223)        (3,781)      (13,450)       (12,445)
                                                          -------------  ------------   ------------ -------------
Income from continuing operations.......................       14,736         15,142        46,061         44,568
                                                          -------------  ------------   ------------ -------------
Discontinued operations:
  Income (loss) from discontinued operations............           --          1,244          (125)         2,880
  Gain on disposition of real estate....................           --         12,599         2,328         16,529
  Minority interest in income attributable to
     discontinued operations-- common units.............           --         (3,466)         (560)        (4,860)
                                                          -------------  ------------   ------------ -------------
  Income from discontinued operations...................           --         10,377         1,643         14,549
                                                          -------------  ------------   ------------ -------------
Net income..............................................       14,736         25,519        47,704         59,117
                                                          -------------  ------------   ------------ -------------
Net income allocable to preferred shareholders:
  Preferred distributions...............................       11,258         11,255        33,111         31,757
  Redemption of preferred stock.........................           --             --         1,658             --
                                                          -------------  ------------   ------------ -------------
  Total preferred distributions.........................       11,258         11,255        34,769         31,757
                                                          -------------  ------------   ------------ -------------
Net income allocable to common shareholders.............   $    3,478     $   14,264    $   12,935     $   27,360
                                                          =============  ============   ============ =============
Net income per common share-- basic:
  Continuing operations.................................   $     0.16     $     0.18    $     0.53     $     0.59
  Discontinued operations...............................   $       --     $     0.47    $     0.08     $     0.67
  Net income............................................   $     0.16     $     0.65    $     0.61     $     1.25
Net income per common share-- diluted:
  Continuing operations.................................   $     0.16     $     0.18    $     0.52     $     0.58
  Discontinued operations...............................   $       --     $     0.47    $     0.08     $     0.66
  Net income............................................   $     0.16     $     0.65    $     0.60     $     1.24
Weighted average common shares outstanding:
  Basic.................................................       21,290         21,858        21,345         21,867
                                                          =============  ============   ============ =============
  Diluted...............................................       21,599         22,030        21,630         22,050
                                                          =============  ============   ============ =============

                                              PS BUSINESS PARKS, INC.
             Computation of Funds from Operations ("FFO") and Funds Available for Distribution ("FAD")
                                (Uaudited, in thousands, except per share amounts)

                                                                 For the Three Months Ended            For the Nine Months Ended
                                                                         September 30,                       September 30,
                                                              ---------------------------------    ------------------------------
                                                                   2006               2005               2006            2005
                                                              ---------------     -------------    ---------------   ------------

Computation of Diluted Funds From Operations
----------------------------------------------------------
    per Common Share ("FFO") (1):

Net income allocable to common shareholders...............    $      3,478       $     14,264       $    12,935       $  27,360
Adjustments:
   Gain on disposition of real estate.....................              --            (12,599)           (2,328)        (16,529)
   Depreciation and amortization..........................          22,184             19,318            63,747          57,418
   Minority interest in income - common units.............           1,185              4,787             4,410           9,162
                                                              ---------------     -------------    ---------------   ------------
FFO allocable to common shareholders/unit holders.........    $      26,847       $    25,770       $    78,764       $   77,411
                                                              ===============     =============    ===============   ============

Weighted average common shares outstanding................          21,290             21,858            21,345           21,867
Weighted average common OP units outstanding..............           7,305              7,305             7,305            7,305
Weighted average common stock equivalents outstanding.....             309                172               285              183
                                                              ---------------     -------------    ---------------   ------------
Weighted average common shares and OP units for
   purposes     of computing fully-diluted FFO per common
   share..................................................          28,904             29,335            28,935           29,355
                                                              ===============     =============    ===============   ============

Diluted FFO per common share equivalent...................    $       0.93        $      0.88       $      2.72       $     2.64
                                                              ===============     =============    ===============   ============
Computation of Funds Available for Distribution ("FAD")(2):
-----------------------------------------------------------

FFO allocable to common shareholders......................    $     26,847        $    25,770       $    78,764       $   77,411

Adjustments:
   Maintenance capital expenditures.......................          (3,548)            (3,385)           (6,411)           (4,889)
   Tenant improvements....................................          (3,166)            (4,728)          (12,248)          (16,434)
   Lease commissions......................................          (1,261)            (1,757)           (4,049)           (4,990)
   Straight-line rent.....................................            (817)            (1,017)           (2,437)           (3,274)
   Stock-based compensation expense.......................             762                315             2,007               749
   In-place rents adjustment..............................              60                 38               172               116
   Lease incentives net of tenant improvement
   reimbursements.........................................             124                 22               387                22
   Impact of EITF Topic D-42..............................           1,366                 --             3,024               301
                                                              ---------------     -------------    ---------------   ------------
FAD.......................................................    $     20,367        $    15,258       $    59,209       $    49,012
                                                              ===============     =============    ===============   ============
Distributions to common shareholders/unit holders.........    $      8,295        $     8,449       $    24,894       $    25,377
                                                              ===============     =============    ===============   ============
Distribution payout ratio.................................            40.7%             55.4%             42.0%             51.8%
                                                              ===============     =============    ===============   ============

 (1) Funds From  Operations  ("FFO") is computed in accordance with the White Paper on FFO approved by the Board of
     Governors of the National  Association of Real Estate Investment  Trusts  ("NAREIT").  The White Paper defines
     FFO as net income, computed in accordance with GAAP, before depreciation,  amortization,  minority interest in income,  gains or losses on asset dispositions and extraordinary  items. FFO should be analyzed in conjunction
     with net income.   However,  FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect  depreciation and  amortization  costs or the level of capital expenditure  and leasing costs  necessary to maintain the operating  performance of the Company's  properties, which are  significant  economic costs and could  materially  impact the Company's  results from  operations.
     Other REITs may use  different  methods for  calculating  FFO and,  accordingly,  the Company's FFO may not be comparable to other real estate companies.

(2)  Funds available for  distribution  ("FAD") is computed by deducting from  consolidated  FFO recurring  capital expenditures,  which the Company  defines as those  costs  incurred to  maintain  the  assets'  value,  tenant improvements,  capitalized  leasing  commissions  and  straight-line  rent  from  FFO and  adding  stock-based compensation  expense,  amortization  of lease  incentives,  in-place rents  adjustment and the impact of EITF
     Topic  D-42.  Like FFO,  the  Company  considers  FAD to be a useful  measure for  investors  to evaluate  the operations  and cash  flows of a REIT.  FAD does not  represent  net  income or cash flow from  operations  as defined by GAAP.